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                          [SIDLEY & AUSTIN LETTERHEAD]



                                                                       EXHIBIT 5



                                  July 26, 1999


THQ Inc.
5016 North Parkway Calabasas
Calabasas, California 91302

Ladies and Gentlemen:

               We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by THQ Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 130,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company which may be issued upon the exercise of options granted pursuant to the Pacific Coast Power & Light Company Employee Stock Plan (the "Plan").

               We have acted as counsel to the Company in connection with the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have examined the originals, or photocopies, of such other corporate records of the Company, certificates of public officials and of officers of the Company and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to the questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon a certificate of the Company or its officers or of public officials.

               Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the underlying options, and when certificates representing such shares have been duly executed, countersigned and duly delivered to the persons entitled thereto against payment to the Company for the exercise price provided for in the underlying options, will be legally issued, fully paid and nonassessable.

               We do not find it necessary for purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to

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SIDLEY & AUSTIN                                                      LOS ANGELES



the sale of the Shares. This opinion is limited to the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

               This opinion supersedes and replaces our opinion dated July 26, 1999 which was previously filed with the Registration Statement.

                                            Very truly yours,

                                            /s/ Sidley & Austin